Vincent Sorgi
President and Chief Executive Officer
vsorgi@pplweb.com

PPL Corporation
Two North Ninth Street
Allentown, PA 18101-1179
Tel. 610.774.5151
www.pplweb.com

PRIVATE AND CONFIDENTIAL

Philip Swift
The Old Rectory
St John's Road
Slimbridge
Gloucestershire
GL2 7BJ

February 8, 2021

Transition Incentive Award Amendment

Dear Phil:

The Transition Incentive Award dated August 21, 2020 by PPL Corporation (the "**Company**") is hereby modified by amending and restating Section 1 thereof as follows:

1. **Transition Incentive Award:** Subject to the satisfaction of the conditions set out in this letter, you shall be eligible to receive a transition incentive award of up to **£1,786,050** in total (subject to such deductions and withholdings as required by law) ("**Award**"). The Award does not accrue in the course of a year, and there will be no entitlement to payment of the Award, or any instalment or pro-rata portion of it, if the conditions set out in this letter are not fulfilled. The Award shall not form part of your contractual remuneration for any purpose, and shall not oblige the Company or any Group Company to make any further award payments to you.

All other terms and conditions of employment as contained in the Transition Incentive Award, Personal Contract or in any other documents or agreements to which you are subject, shall remain in full force and effect. Nothing in this letter shall affect the Company's or any Group Company's rights under your Personal Contract or such other documents, or oblige the Company or any Group Company to continue your employment so as to entitle you to receive the benefits set out in this letter.

The Award was authorised and approved by the Compensation Committee of the Board of Directors of the Company by Unanimous Written Consent dated February 8, 2021.

Please sign a copy of this amendment in the space indicated below to confirm your acceptance of these amended terms and return a copy to me.

We thank you for your dedication and commitment to the Company and look forward to working with you further.

Yours sincerely,

Vincent Sorgi
Vincent Sorgi
President and Chief Executive Officer

Accepted and Agreed:
Philip Swift
Philip Swift